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EX-5

                      OPINION OF SIMPSON THACHER & BARTLETT

                               Opinion of Counsel



                                                                  April 20, 2001


J.P. Morgan Chase & Co.
270 Park Avenue
New York, New York 10017

Dear Sirs:

                  We have acted as counsel to J.P. Morgan Chase & Co., a Delaware corporation (the "Corporation"), in connection with the Corporation's Registration Statement on Form S-3 (the "Registration Statement") relating to 1,307,814 shares (the "Shares") of common stock of the Corporation, par value $1.00 per share (the "Common Stock").

                  We have examined the Registration Statement and a form of the share certificate for the Common Stock, which has been filed with the Securities Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Corporation.

                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

                  Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm appearing under the heading "Legal Opinions" in the Registration Statement.


                                                   Very truly yours,

                                                  /s/ Simpson Thacher & Bartlett
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                                                     SIMPSON THACHER & BARTLETT

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